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                                                                     EXHIBIT 5.1

                                 January 16, 2001


First Consumers National Bank
9300 S.W. Gemini Drive
Beaverton, Oregon 97008

     Re:  First Consumers Credit Card Master Note Trust
          Legality of Notes

Ladies and Gentlemen:

     We have acted as special counsel to First Consumers National Bank ("FCNB") in connection with the filing by FCNB, as co-registrant, and on behalf of the First Consumers Credit Card Master Note Trust (the "Trust") and First Consumers Master Trust ("FCMT"), as co-registrant, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-48860, as amended (the "Registration Statement"), filed by FCNB and FCMT under the Act, registering its asset-backed notes secured by receivables in a portfolio of private-label retail credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture between the Trust and The Bank of New York, as indenture trustee (the "Indenture Trustee"), substantially in the form filed as Exhibit 4.1 to the Registration Statement, and a related Indenture Supplement (the "Indenture Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the form of Master Indenture.
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First Consumers National Bank
January 16, 2001
Page 2

     We have examined executed copies of the Registration Statement and forms of the Master Indenture, Indenture Supplement, and Transfer and Servicing Agreement attached thereto. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of FCNB.

     Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that, assuming the issuance and sale of the Notes, and the receipt by the Trust of payment therefor as contemplated in the Registration Statement, such Notes will be fully paid, nonassessable and validly issued, and will constitute binding obligations of the Trust.

     Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than (i) the law of the State of Illinois and (ii) the Federal law of the United States.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the use of our name in the Registration Statement and related prospectus, including any amendments or supplements thereto. In giving this consent, this Firm does not hereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    Rooks, Pitts and Poust